VSB Bancorp, Inc.

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by X:XXam, (time zone), on Month, Date, Year

Online
Go to www.investorvote.com/vsbn or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/vsbn

You may vote by mail by returning this proxy card mail to [address]. You may also vote online or by telephone by following the instructions here

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2020 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2.

1. To approve the Agreement and Plan of Merger and the Merger of VSB Bancorp, Inc. with and into Northfield Bancorp, Inc.

For ☐ Against ☐ Abstain ☐

2. To approve one or more adjournments of the special meeting to solicit additional proxies if there are not sufficient votes to approve the Merger.

For ☐ Against ☐ Abstain ☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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2020 Special Meeting Admission Ticket

2020 Special Meeting of VSB Bancorp, Inc. Shareholders

<Month Day, 2020, X:XXpm CT>
<Venue>
<Street, City, State>

Upon arrival, please present this admission ticket and photo identification at the registration desk.

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: HOSTING URL.COM

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/vsbn

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

VSB Bancorp, Inc.

Notice of 2020 Special Meeting of Shareholders
Proxy Solicited by Board of Directors for Special Meeting — Month Day, 2020

(Proxies Names), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Company Name to be held on Month Day, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 - 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

Change of Address — Please print new address below.

Comments — Please print your comments below.